UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2005

99 CENTS ONLY STORES
(Exact Name of Registrant as Specified in Charter)

California	1-11735	95-2411605
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4000 East Union Pacific Avenue
City of Commerce, California	90023
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (323) 980-8145

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On September 14, 2005, 99 Cents Only Stores (the “Company”) and the Chairman of the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) were advised by the Company’s independent registered public accounting firm, Deloitte & Touche LLP (“D&T”), that D&T resigned as the Company’s independent registered public accounting firm. The Audit Committee is in the process of seeking the engagement of a new independent registered public accounting firm. The Company’s press release regarding D&T’s resignation is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The Company has been informed by D&T that its decision to resign is not the result of any disagreement between the Company and D&T on matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

The audit report of D&T on the Company’s financial statements for the fiscal year ended December 31, 2004 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principle, but it did reference D&T’s report of August 30, 2005 which disclaimed an opinion on management’s assessment of the effectiveness of the Company’s internal control over financial reporting because of a scope limitation and expressed an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of material weaknesses and the effects of the scope limitation.

The Audit Committee was informed of, but neither recommended nor approved, the termination of the client-auditor relationship with D&T.

From April 19, 2004, the date of D&T’s appointment as the Company’s independent registered public accounting firm, through September 14, 2005, there were no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of D&T, would have caused D&T to make a reference thereto in connection with its report on the Company’s financial statements.

From April 19, 2004 through September 14, 2005, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except that management was unable to complete its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2004, based on the criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, and therefore D&T was unable to perform auditing procedures necessary to form an opinion on management’s assessment in connection with its engagement to audit management’s assessment of the effectiveness of the Company’s internal control over financial reporting. The following material weaknesses were identified by management and included in management’s assessment and in D&T’s report:

Control Environment. The Company did not maintain a control environment that fully emphasized the establishment of, adherence to, or adequate communication regarding appropriate internal control for all aspects of its operations. Specifically, management concluded that the Company did not have adequate controls in the following areas for the purposes of establishing, maintaining and communicating its control environment: (i) a sufficient number of or appropriate depth of experience for its accounting and finance, inventory management, real estate management, information technology, or internal audit personnel, (ii) a robust risk assessment or adequate compliance function, (iii) adequate segregation of duties, supervisory controls or information system controls in certain departments, (iv) adequate records storage and retention in the accounts payable, fixed assets, human resources, inventory pick ticketing, and real estate departments, where some records were missing or lost, (v) an adequate process to identify, record and disclose all appropriate and significant financial information and transactions, or (vi) an adequate monitoring program, including full testing of its internal control systems and a comprehensive internal audit function. These weaknesses increased the likelihood of potential material errors in the Company’s financial reporting.

Inadequate Identification, Evaluation, Design, Documentation and Application of Accounting Policies and Procedures. The Company identified the following significant deficiencies, which were considered a material weakness when aggregated. Management identified areas where internal control was missing, including inadequate documentation of accounting policies and procedures, inadequate cutoff procedures, and a lack of properly documented management review controls. Management also concluded that its policies and procedures for the summarization and resolution of unusual or complex accounting matters were not adequate. These deficiencies increased the likelihood of potential material errors in the Company’s financial reporting.

During the 2004 year-end financial closing and reporting process, management also discovered that certain of the Company’s accounting policies and procedures were not applied properly. The Company did not calculate depreciation of building improvements for its owned and leased stores in accordance with appropriate economic lives or its disclosed accounting policies. Also, for certain store leasing transactions, the Company did not properly account for rent holidays and tenant improvement allowances. Additionally, the Company determined that its presentation of cash flows from the purchase and sale of investments in the consolidated statements of cash flows should be presented as operating cash flows rather than investing cash flows as was previously reported. These material weaknesses resulted in restatement of the Company’s prior annual and quarterly financial statements, and adjustments to present the Company’s financial statements for the year ended December 31, 2004 in accordance with generally accepted accounting principles. The impact of the restatements on previously issued financial statements is described in Note 2 to the consolidated financial statements.

Inadequate Preparation of Account Analyses, Account Summaries and Account Reconciliations. During the 2004 year-end closing and financial reporting process, the Company identified the following significant deficiencies, which were considered a material weakness when aggregated. In some cases, inaccurate or incomplete account analyses, account summaries and account reconciliations were prepared during the year-end financial closing and reporting process in the areas of accounts receivable, inventory, other current assets, fixed assets, other assets, accrued expenses, deferred rent and stock options. These deficiencies increased the likelihood of potential material errors in the Company’s financial reporting.

Deficiencies in Merchandise Inventory Management. During the year, the Company identified the following significant deficiencies, which were considered a material weakness when aggregated. Formal buying limits and purchase approval thresholds were not finalized or implemented for merchandise purchasing. Merchandise shipped from the warehouses to the stores was not adequately spot checked. Also, the store inventory transfer reports and inventory scrap reports were not consistently utilized. Additionally, there was no formal review of certain processes associated with the corporate inventory management system. Specifically, there was: (i) no formal review of input of new product data, including merchandise costs and retail selling prices, (ii) no formal review of certain changes to the inventory master data file, and (iii) no periodic review of the inventory master data file. Furthermore, the warehouse perpetual inventory records in the inventory master data file were not reconciled to the general ledger. These deficiencies increased the likelihood of potential material errors in the Company’s financial reporting.

Inadequate Merchandise Costing and Valuation Procedures. During the 2004 year-end financial closing and reporting process, management concluded that certain merchandise inventory costs were not accurate due to inventory master file data not being updated or lack of proper inventory pricing data review. Consequently, due to these inventory costing errors, the Company materially increased cost of sales and reduced the inventory balance. Additionally, as of December 31, 2004, the Company inadequately supported its inventory shrinkage allowance and book-to-physical inventory reserves which had to be adjusted, resulting in a material increase in the inventory balance and a corresponding reduction in cost of sales.

Inadequate Controls over Property and Equipment Management. The Company identified the following significant deficiencies, which were considered a material weakness when aggregated. There was no formal purchasing system or asset disposal system to help manage property and equipment. Additionally, there was no formal review of certain processes associated with the corporate fixed asset management system. Specifically, there was: (i) no review of input of new acquisitions of property and equipment, (ii) no review of changes to the fixed asset master data file, and (iii) no periodic review of the fixed asset master data file. Furthermore, certain leases were not evaluated properly for capital or operating lease treatment, and there was no comprehensive impairment calculation prepared for all long-term assets. These deficiencies increased the likelihood of potential material errors in the Company’s financial reporting.

Inadequate Controls over the Recording and Classification of Property and Equipment. During the 2004 year-end financial closing and reporting process, a material weakness was identified regarding the improper recording and classification of certain property and equipment, including year-end purchasing cutoff errors and inappropriate classification of certain assets. During this process, certain fixed assets had to be recorded that were purchased prior to the end of the year, and were not previously recorded as of December 31, 2004. Also, a significant amount of acquired property and equipment was identified that was improperly classified as prepaid escrow deposits as of December 31, 2004. Upon discovery, this amount was reclassified primarily to land and buildings. Additionally, certain construction in progress had to be reclassified to other categories of property and equipment because the assets had been placed in service and depreciation expense had to be recorded.

Management Information Systems and Information Technology. The Company identified the following significant deficiencies, which were considered a material weakness when aggregated. Management concluded that the Company’s management information systems and information technology internal control design was deficient because the potential for unauthorized access to certain information systems and software applications existed during 2004 in several departments, including corporate accounting, accounts payable, fixed assets, human resources, inventory management, payroll and the retail stores. Additionally, certain key controls for maintaining the overall integrity of systems and data processing were not properly designed and operating effectively. These deficiencies increased the likelihood of potential material errors in the Company’s financial reporting.

The Company provided D&T with a copy of the above disclosures it is making in response to Item 4.01 of this Form 8-K and requested D&T to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements, and, if not, stating the respects in which it does not agree. The Company will file by amendment to this Form 8-K a copy of such letter when it is received.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

99.1	Press Release dated September 20, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

99 CENTS ONLY STORES

Date: September 20, 2005	By:	/s/ Jeffrey Kniffin

Jeffrey Kniffin
Interim Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated September 20, 2005